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                                                                      Exhibit 23



                        Consent of Independent Auditors

We consent to the use of our report dated May 24, 2002, with respect to the financial statements of Smurfit Industrial Packaging Group incorporated by reference into Registration Statements (Form S-8 No. 33-77682, Form S-8 No. 33-75838, Form S-8 No. 33-53808, Form S-8, No. 33-53726, Form S-8 No. 333-02948,
Form S-8 No. 333-57965, Form S-8 No. 333-37168, Form S-3 No. 333-66943, Form S-3
No. 333-65555, Form S-4 No. 333-66945, and Form S-4 No. 333-31618) of Caraustar
Industries, Inc.

                                                      /s/ Ernst & Young LLP


St. Louis, Missouri
December 13, 2002